Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE
NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME
OF $234.6 MILLION, EARNINGS PER COMMON SHARE OF $0.96 INCREASED 14%
TOTAL REVENUE INCREASED 7% OVER THE PRIOR-YEAR QUARTER
RETURNED $225.5 MILLION IN CAPITAL TO COMMON STOCKHOLDERS
(Chicago, October 21, 2015) Northern Trust Corporation today reported third quarter net income per diluted common share of $0.96, compared to $0.84 in the third quarter of 2014 and $1.10 in the second quarter of 2015. Net income was $234.6 million, compared to $204.5 million in the prior-year quarter and $269.2 million in the prior quarter. Return on average common equity was 10.9%, compared to 10.1% in the prior-year quarter and 12.8% in the prior quarter.
The prior quarter included a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million, voluntary cash contributions to certain constant dollar net-asset-value (NAV) funds of $45.8 million and the impairment of the residual value of certain aircraft under leveraged lease agreements of $17.8 million. Excluding these items, net income per diluted common share, net income and return on average common equity for the prior quarter were $1.01, $246.7 million and 11.8%, respectively.

THIRD QUARTER 2015 PERFORMANCE (continued)

“We continue to perform well in a challenging environment, with net income and earnings per share exhibiting strong growth of 15% and 14%, respectively. Noninterest income and net interest income grew 7% and 8%, respectively. Expense growth of 5% reflects continued investments in our business as well as ongoing support of regulatory requirements and technology initiatives.
In the third quarter, we returned $225.5 million to common stockholders through dividends and stock repurchases, demonstrating our continuing commitment to returning capital to our common stockholders,” said Frederick H. Waddell, Chairman and Chief Executive Officer.
THIRD QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2014
Net income per diluted common share was $0.96 in the third quarter of 2015, up from $0.84 in the third quarter of 2014. Net income was $234.6 million, compared to $204.5 million in the prior-year quarter.
Revenue of $1.16 billion was up $76.6 million, or 7%, from $1.08 billion in the prior-year quarter, primarily reflecting higher trust, investment and other servicing fees, foreign exchange trading income and security commissions and trading income.
Trust, investment and other servicing fees were $749.1 million, up $30.9 million, or 4%, from $718.2 million in the prior-year quarter, primarily reflecting new business.
Assets under custody and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees. The following table presents the Corporation’s assets under custody and assets under management by reporting segment.

($ In Billions)	September 30, 2015	June 30, 2015	September 30, 2014	% Change Q3-15/Q2-15	% Change Q3-15/Q3-14
Assets Under Custody
Corporate & Institutional Services	$5,460.6	$5,652.6	$5,403.1	(3)%	1%
Wealth Management	495.8	524.4	507.2	(5)%	(2)%
Total Assets Under Custody	$5,956.4	$6,177.0	$5,910.3	(4)%	1%
Assets Under Management
Corporate & Institutional Services	$661.5	$713.6	$702.9	(7)%	(6)%
Wealth Management	225.3	232.0	220.4	(3)%	2%
Total Assets Under Management	$886.8	$945.6	$923.3	(6)%	(4)%

THIRD QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

Corporate & Institutional Services (C&IS) trust, investment and other servicing fees increased $29.8 million, or 7%, to $429.7 million from the prior-year quarter’s $399.9 million.

($ In Millions)	Q3 2015	Q3 2014	Change Q3 2015 from Q3 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$293.9	$275.0	$18.9	7%
Investment Management	82.6	75.4	7.2	10
Securities Lending	19.8	22.0	(2.2)	(10)
Other	33.4	27.5	5.9	21
Total	$429.7	$399.9	$29.8	7%
Custody and fund administration fees, the largest component of C&IS fees, increased 7%, driven by new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates. Investment management fees increased 10% due to new business and lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $12.2 million in the current quarter compared to $16.7 million in the prior-year quarter. Securities lending decreased 10% due to changes in fee arrangements.
Wealth Management trust, investment and other servicing fees totaled $319.4 million, increasing $1.1 million, from $318.3 million in the prior-year quarter.

($ In Millions)	Q3 2015	Q3 2014	Change Q3 2015 from Q3 2014
Wealth Management Trust, Investment and Other Servicing Fees
Central	$126.8	$129.5	(2.7)	(2)%
East	82.1	83.2	(1.1)	(1)
West	66.8	67.5	(0.7)	(1)
Global Family Office	43.7	38.1	5.6	15
Total	$319.4	$318.3	$1.1	—%
Global Family Office fees increased 15%, primarily attributable to new business, while fees across the regions decreased 1% to 2%. Money market mutual fund fee waivers in Wealth Management totaled $15.3 million in the current quarter compared to $16.9 million in the prior-year quarter.
Foreign exchange trading income totaled $62.9 million, up $16.5 million, or 36%, compared with $46.4 million in the prior-year quarter. The increase was primarily due to higher currency volatility as compared to the prior-year quarter.

THIRD QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

Security commissions and trading income totaled $20.4 million, up $6.2 million, or 44%, compared with $14.2 million in the prior-year quarter. The increase was primarily attributable to higher income from interest rate protection products sold to clients.
Other operating income totaled $38.1 million, up 12%, compared to $34.1 million in the prior-year quarter, reflecting increases in various categories.
Net interest income on an FTE basis totaled $275.0 million, up $18.8 million, or 7%, compared to $256.2 million in the prior-year quarter. The increase was primarily the result of growth in earning assets and a higher net interest margin. Earning assets for the quarter averaged $100.8 billion, up $3.8 billion, or 4%, from $97.0 billion in the prior-year quarter, resulting from higher levels of securities and loans. Earning asset growth was funded by a higher level of demand deposits. The net interest margin increased to 1.08% from 1.05% in the prior-year quarter, primarily reflecting a lower cost of interest-related funds, partially offset by lower yields on certain categories of earning assets.
The provision for credit losses was a credit of $10.0 million in the current quarter, reflecting improved credit quality. There was no provision for credit losses recorded in the prior-year quarter. Net charge-offs in the current quarter were $9.4 million, resulting from charge-offs of $11.9 million and recoveries of $2.5 million. The prior-year quarter included $5.2 million of net charge-offs, resulting from $8.6 million of charge-offs and $3.4 million of recoveries. Nonperforming assets of $207.5 million decreased 10% from $231.2 million in the prior-year quarter.

THIRD QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses and associated ratios.

($ In Millions)	September 30, 2015	June 30, 2015	September 30, 2014
Nonperforming Assets
Nonperforming Loans and Leases	$198.6	$208.7	$220.5
Other Real Estate Owned	8.9	10.1	10.7
Total Nonperforming Assets	207.5	218.8	231.2

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	242.2	257.3	269.4
Undrawn Loan Commitments and Standby Letters of credit	12.5	16.9	28.9
Total Allowance for Credit Losses	$254.7	$274.2	$298.3

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.59%	0.63%	0.72%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.73%	0.78%	0.88%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.2x	1.2x
Noninterest expense totaled $812.3 million in the current quarter, up $37.6 million, or 5%, from $774.7 million in the prior-year quarter, attributable to higher outside services, compensation and equipment and software expenses.
Compensation expense, the largest component of noninterest expense, equaled $361.6 million in the current quarter, up $13.6 million, or 4%, from $348.0 million in the prior-year quarter. The increase primarily reflects higher staff levels, base pay adjustments and performance-based compensation, partially offset by the favorable impact of movements in foreign exchange rates. Staff on a full-time equivalent basis at September 30, 2015, totaled approximately 16,000, up 5% from September 30, 2014.
Employee benefit expense totaled $69.8 million in the current quarter, down slightly from $70.6 million in the prior-year quarter, reflecting lower expense associated with employee medical benefits offset by higher pension expense.
Expense associated with outside services totaled $158.3 million in the current quarter, up $15.9 million, or 11%, from $142.4 million in the prior-year quarter, primarily reflecting higher consulting expense due to regulatory related spend and increased technical services expense, partially offset by lower third-party advisory and sub-custodian expenses.

THIRD QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

Equipment and software expense totaled $113.6 million in the current quarter, up $13.1 million, or 13%, from $100.5 million in the prior-year quarter, reflecting higher software-related costs.
Occupancy expense equaled $43.7 million, relatively unchanged from $43.8 million in the prior-year quarter.
Other operating expense totaled $65.3 million in the current quarter, down 6% from $69.4 million in the prior-year quarter, reflecting decreases in various categories.
The provision for income taxes was $118.6 million in the current quarter, representing an effective tax rate of 33.6%. The provision for income taxes in the prior-year quarter was $99.7 million, representing an effective tax rate of 32.8%.
THIRD QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2015
Net income per diluted common share was $0.96 in the current quarter, compared to $1.10 in the second quarter of 2015. Net income totaled $234.6 million, compared to $269.2 million in the prior quarter.
Revenue was $1.16 billion in the current quarter compared to $1.26 billion in the prior quarter. Noninterest income totaled $886.6 million in the current quarter, down $118.1 million, or 12%, from $1.00 billion in the prior quarter. The prior quarter included a $99.9 million gain on the sale of a portion of the Visa Inc. Class B common shares held by the Corporation. The remainder of the decrease reflected lower foreign exchange trading income and trust, investment and other servicing fees. Net interest income on an FTE basis was $275.0 million, up $17.4 million, or 7%, from $257.6 million. The prior quarter net interest income included the $17.8 million impairment of the residual value of certain aircraft under leveraged lease agreements. Excluding the impairment, net interest income on an FTE basis was $275.0 million, relatively unchanged from $275.4 million in the prior quarter.
Trust, investment and other servicing fees totaled $749.1 million in the current quarter, down $7.7 million, from $756.8 million in the prior quarter, primarily attributable to lower securities lending fees and unfavorable equity markets.

THIRD QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2015 (continued)

C&IS trust, investment and other servicing fees totaled $429.7 million, down slightly from $432.0 million in the prior quarter.

($ In Millions)	Q3 2015	Q2 2015	Change Q3 2015 from Q2 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$293.9	$293.6	$0.3	—%
Investment Management	82.6	80.6	2.0	2
Securities Lending	19.8	26.8	(7.0)	(26)
Other	33.4	31.0	2.4	8
Total	$429.7	$432.0	$(2.3)	(1)%
C&IS custody and fund administration fees remained relatively unchanged from the prior quarter. Investment management fees increased 2% in the current quarter, primarily attributable to lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $12.2 million in the current quarter compared with $13.6 million in the prior quarter. Securities lending decreased 26%, primarily reflecting lower spreads due to the international dividend season that occurred in the prior quarter.
Wealth Management trust, investment and other servicing fees were $319.4 million, down $5.4 million, or 2%, from $324.8 million in the prior quarter.

($ In Millions)	Q3 2015	Q2 2015	Change Q3 2015 from Q2 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$126.8	$128.2	$(1.4)	(1)%
East	82.1	85.9	(3.8)	(4)
West	66.8	68.5	(1.7)	(2)
Global Family Office	43.7	42.2	1.5	4
Total	$319.4	$324.8	$(5.4)	(2)%
The decreased Wealth Management fees were primarily due to unfavorable equity markets in the current quarter. Money market mutual fund fee waivers in Wealth Management totaled $15.3 million, compared to $14.6 million in the prior quarter.
Foreign exchange trading income in the current quarter decreased $11.9 million, or 16%, to $62.9 million compared to $74.8 million in the prior quarter, due to lower client volumes and lower currency volatility.
Other operating income totaled $38.1 million, down $99.3 million, or 72%, from $137.4 million in the prior quarter. The prior quarter included a $99.9 million gain on the sale of a portion of the

THIRD QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2015 (continued)

Visa Inc. Class B common shares held by the Corporation. Excluding the gain, other operating income remained relatively consistent with the prior quarter.
Net interest income on an FTE basis totaled $275.0 million in the current quarter, up $17.4 million, or 7%, from $257.6 million in the prior quarter. The prior quarter included a $17.8 million impairment of the residual value of certain aircraft under leveraged lease agreements. Excluding the impairment, net interest income remained relatively unchanged compared to the prior quarter. Earning assets averaged $100.8 billion, down $3.0 billion, or 3%, from $103.8 billion in the prior quarter. The net interest margin increased to 1.08% from 1.00% in the prior quarter. Excluding the impairment, the net interest margin was 1.06% in the prior quarter. The increase excluding the impairment was primarily driven by a decrease in lower yielding money market assets.
The provision for credit losses was a credit of $10.0 million in both the current quarter and in the prior quarter. Net charge-offs in the current quarter totaled $9.4 million resulting from $11.9 million of charge-offs and $2.5 million of recoveries, compared to $2.6 million of net charge-offs in the prior quarter resulting from $6.1 million of charge-offs and $3.5 million of recoveries. Nonperforming assets of $207.5 million decreased 5% from $218.8 million in the prior quarter.
Noninterest expense totaled $812.3 million in the current quarter, down $42.2 million, or 5%, from $854.5 million in the prior quarter. The prior quarter included a $45.8 million charge related to voluntary cash contributions to certain constant dollar NAV funds. Excluding this charge, noninterest expense increased slightly from $808.7 million in the prior quarter.
Compensation expense in the current quarter totaled $361.6 million, down slightly from $361.9 million in the prior quarter.
Employee benefit expense totaled $69.8 million in the current quarter, down 5% from the prior quarter, primarily reflecting decreased payroll tax expense and lower expense associated with employee medical benefits.
Expense for outside services totaled $158.3 million in the current quarter, an increase of $11.1 million, or 8%, from $147.2 million in the prior quarter, primarily reflecting higher consulting expense due to regulatory related spend and increased technical services expense.
Equipment and software expense in the current quarter totaled $113.6 million, down slightly from $114.4 million in the prior quarter.

THIRD QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2015 (continued)

Other operating expense totaled $65.3 million for the current quarter, down $49.5 million, or 43%, from $114.8 million in the prior quarter. The prior quarter included a charge of $45.8 million related to voluntary cash contributions to certain constant dollar NAV funds. Excluding this charge, other operating expense decreased 5%, primarily due to lower charitable contributions.
The provision for income taxes in the current quarter totaled $118.6 million, representing an effective tax rate of 33.6%. The provision for income taxes in the prior quarter totaled $142.2 million, representing an effective tax rate of 34.6%.

STOCKHOLDERS' EQUITY
Total stockholders’ equity averaged $8.71 billion, up $425.0 million, or 5% from the prior-year quarter’s average of $8.29 billion. The increase was primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the current quarter, the Corporation declared cash dividends totaling $5.8 million to preferred stockholders and cash dividends totaling $85.0 million to common stockholders. During the three and nine months ended September 30, 2015, the Corporation repurchased 1,914,950 shares of common stock at a cost of $140.5 million ($73.37 average price per share) and 4,766,083 shares of common stock at a cost of $344.4 million ($72.27 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at September 30, 2015, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	September 30, 2015		June 30, 2015		September 30, 2014
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)
Common Equity Tier 1	12.4%	10.4%	12.0%	10.7%	12.7%	12.8%
Tier 1	13.0%	11.0%	12.6%	11.2%	13.4%	13.6%
Total	14.8%	12.8%	14.4%	13.2%	15.3%	16.0%
Tier 1 Leverage	7.8%	7.8%	7.6%	7.6%	n/a	7.9%
Supplementary Leverage (b)	6.4%	n/a	6.3%	n/a	n/a	n/a

	September 30, 2015		June 30, 2015		September 30, 2014
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)
Common Equity Tier 1	12.0%	9.9%	11.6%	10.1%	11.7%	11.6%
Tier 1	12.0%	9.9%	11.6%	10.1%	11.7%	11.6%
Total	13.6%	11.6%	13.2%	11.9%	13.7%	14.0%
Tier 1 Leverage	7.0%	7.0%	6.8%	6.8%	n/a	6.8%
Supplementary Leverage (b)	5.7%	n/a	5.6%	n/a	n/a	n/a

(a)
In 2014, Standardized Approach risk-weighted assets were determined by Basel I requirements. Effective with the first quarter of 2015, risk-weighted assets are calculated in accordance with the Basel III Standardized Approach final rules.

(b)	Effective January 1, 2018, advanced approaches institutions, such as the Corporation, will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$305.7	$6.1	$311.8	$288.8	$6.4	$295.2	$293.8	$6.9	$300.7
Interest Expense	36.8	—	$36.8	37.6	—	37.6	44.5	—	44.5
Net Interest Income	$268.9	$6.1	$275.0	$251.2	$6.4	$257.6	$249.3	$6.9	$256.2
Net Interest Margin	1.06%		1.08%	0.97%		1.00%	1.02%		1.05%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.”  Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict.  These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website.  We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements.  Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast on October 21, 2015. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on October 21, 2015, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad.  You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	THIRD QUARTER
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$749.1	$718.2	4%
Foreign Exchange Trading Income	62.9	46.4	36
Treasury Management Fees	16.1	16.4	(2)
Security Commissions and Trading Income	20.4	14.2	44
Other Operating Income	38.1	34.1	12
Investment Security Gains, net	—	0.3	(100)
Total Noninterest Income	886.6	829.6	7

Net Interest Income
Interest Income	305.7	293.8	4
Interest Expense	36.8	44.5	(17)
Net Interest Income	268.9	249.3	8
Total Revenue	1,155.5	1,078.9	7

Provision for Credit Losses	(10.0)	—	N/M

Noninterest Expense
Compensation	361.6	348.0	4
Employee Benefits	69.8	70.6	(1)
Outside Services	158.3	142.4	11
Equipment and Software	113.6	100.5	13
Occupancy	43.7	43.8	—
Other Operating Expense	65.3	69.4	(6)
Total Noninterest Expense	812.3	774.7	5

Income before Income Taxes	353.2	304.2	16
Provision for Income Taxes	118.6	99.7	19
NET INCOME	$234.6	$204.5	15%

Dividends on Preferred Stock	$5.8	$—	N/M
Earnings Allocated to Participating Securities	3.8	3.5	9
Earnings Allocated to Common and Potential Common Shares	225.0	201.0	12

Per Common Share
Net Income
Basic	$0.97	$0.85	14%
Diluted	0.96	0.84	14

Average Common Equity	$8,322.0	$8,044.7	3%
Return on Average Common Equity	10.91%	10.09%	8
Return on Average Assets	0.85%	0.77%	10

Cash Dividends Declared per Common Share	$0.36	$0.33	9%

Average Common Shares Outstanding (000s)
Basic	232,232	235,701
Diluted	234,163	237,737
Common Shares Outstanding (EOP) (000s)	231,220	235,505

(*) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	THIRD	SECOND
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2015	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$749.1	$756.8	(1)%
Foreign Exchange Trading Income	62.9	74.8	(16)
Treasury Management Fees	16.1	16.1	—
Security Commissions and Trading Income	20.4	20.0	2
Other Operating Income	38.1	137.4	(72)
Investment Security Losses, net	—	(0.4)	(100)
Total Noninterest Income	886.6	1,004.7	(12)

Net Interest Income
Interest Income	305.7	288.8	6
Interest Expense	36.8	37.6	(2)
Net Interest Income	268.9	251.2	7

Total Revenue	1,155.5	1,255.9	(8)

Provision for Credit Losses	(10.0)	(10.0)	—

Noninterest Expense
Compensation	361.6	361.9	—
Employee Benefits	69.8	73.2	(5)
Outside Services	158.3	147.2	8
Equipment and Software	113.6	114.4	(1)
Occupancy	43.7	43.0	2
Other Operating Expense	65.3	114.8	(43)
Total Noninterest Expense	812.3	854.5	(5)

Income before Income Taxes	353.2	411.4	(14)
Provision for Income Taxes	118.6	142.2	(17)
NET INCOME	$234.6	$269.2	(13)%

Dividends on Preferred Stock	$5.8	$5.8	—%
Earnings Allocated to Participating Securities	3.8	4.1	(7)
Earnings Allocated to Common and Potential Common Shares	225.0	259.3	(13)

Per Common Share
Net Income
Basic	$0.97	$1.11	(13)%
Diluted	0.96	1.10	(13)

Average Common Equity	$8,322.0	$8,219.4	1%
Return on Average Common Equity	10.91%	12.85%	(15)
Return on Average Assets	0.85%	0.97%	(12)

Cash Dividends Declared per Common Share	$0.36	$0.36	—%

Average Common Shares Outstanding (000s)
Basic	232,232	233,149
Diluted	234,163	235,233
Common Shares Outstanding (EOP) (000s)	231,220	232,853
(*) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,233.4	$2,104.6	6%
Foreign Exchange Trading Income	209.3	149.4	40
Treasury Management Fees	48.5	49.8	(3)
Security Commissions and Trading Income	60.2	46.7	29
Other Operating Income	214.1	112.3	91
Investment Security Losses, net	(0.3)	(3.3)	(91)
Total Noninterest Income	2,765.2	2,459.5	12

Net Interest Income
Interest Income	893.3	883.0	1
Interest Expense	112.6	141.4	(20)
Net Interest Income	780.7	741.6	5

Total Revenue	3,545.9	3,201.1	11

Provision for Credit Losses	(24.5)	3.0	N/M

Noninterest Expense
Compensation	1,077.8	1,062.2	1
Employee Benefits	215.9	206.0	5
Outside Services	440.6	431.4	2
Equipment and Software	338.3	317.9	6
Occupancy	129.7	135.2	(4)
Other Operating Expense	253.5	201.0	26
Total Noninterest Expense	2,455.8	2,353.7	4

Income before Income Taxes	1,114.6	844.4	32
Provision for Income Taxes	380.1	276.6	37
NET INCOME	$734.5	$567.8	29%

Dividends on Preferred Stock	$17.5	$—	N/M
Earnings Allocated to Participating Securities	11.6	9.5	22
Earnings Allocated to Common and Potential Common Shares	705.4	558.3	26

Per Common Share
Net Income
Basic	$3.03	$2.36	28%
Diluted	3.00	2.34	28

Average Common Equity	$8,209.4	$7,973.1	3%
Return on Average Common Equity	11.68%	9.52%	23
Return on Average Assets	0.90%	0.74%	22

Cash Dividends Declared per Common Share	$1.05	$0.97	8%

Average Common Shares Outstanding (000s)
Basic	232,916	236,302
Diluted	234,891	238,176
Common Shares Outstanding (EOP) (000s)	231,220	235,505
(*) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	SEPTEMBER 30
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,255.6	$1,010.0	24%
Interest-Bearing Due from and Deposits with Banks (**)	16,311.1	15,334.5	6
Federal Reserve Deposits	22,252.0	21,328.0	4
Securities
U.S. Government	5,125.2	3,409.6	50
Obligations of States and Political Subdivisions	101.6	143.4	(29)
Government Sponsored Agency	15,716.6	16,197.2	(3)
Other (***)	16,425.0	12,991.2	26
Total Securities	37,368.4	32,741.4	14
Loans and Leases	33,378.4	30,719.9	9
Total Earning Assets	110,565.5	101,133.8	9
Allowance for Credit Losses Assigned to Loans and Leases	(242.2)	(269.4)	(10)
Cash and Due from Banks	2,109.8	2,918.9	(28)
Buildings and Equipment	427.7	436.6	(2)
Client Security Settlement Receivables	1,918.4	1,538.6	25
Goodwill	529.7	538.1	(2)
Other Assets	4,686.3	4,857.1	(4)
Total Assets	$119,995.2	$111,153.7	8%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$15,153.5	$14,525.1	4%
Savings Certificates and Other Time	1,457.1	1,869.0	(22)
Non-U.S. Offices - Interest-Bearing	53,823.8	50,586.1	6
Total Interest-Bearing Deposits	70,434.4	66,980.2	5
Short-Term Borrowings	4,908.6	3,411.5	44
Senior Notes	1,497.3	1,496.9	—
Long-Term Debt	1,394.3	1,598.7	(13)
Floating Rate Capital Debt	277.3	277.2	—
Total Interest-Related Funds	78,511.9	73,764.5	6
Demand and Other Noninterest-Bearing Deposits	29,501.5	24,742.3	19
Other Liabilities	3,197.3	4,104.3	(22)
Total Liabilities	111,210.7	102,611.1	8
Common Equity	8,396.0	8,154.1	3
Preferred Equity	388.5	388.5	—
Total Equity	8,784.5	8,542.6	3
Total Liabilities and Stockholders' Equity	$119,995.2	$111,153.7	8%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	SEPTEMBER 30	JUNE 30
	2015	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,255.6	$1,020.0	23%
Interest-Bearing Due from and Deposits with Banks (**)	16,311.1	18,909.6	(14)
Federal Reserve Deposits	22,252.0	17,488.7	27
Securities
U.S. Government	5,125.2	5,018.8	2
Obligations of States and Political Subdivisions	101.6	107.9	(6)
Government Sponsored Agency	15,716.6	16,776.9	(6)
Other (***)	16,425.0	17,289.6	(5)
Total Securities	37,368.4	39,193.2	(5)
Loans and Leases	33,378.4	32,953.8	1
Total Earning Assets	110,565.5	109,565.3	1
Allowance for Credit Losses Assigned to Loans and Leases	(242.2)	(257.3)	(6)
Cash and Due from Banks	2,109.8	3,893.6	(46)
Buildings and Equipment	427.7	436.5	(2)
Client Security Settlement Receivables	1,918.4	2,034.2	(6)
Goodwill	529.7	534.3	(1)
Other Assets	4,686.3	3,736.3	25
Total Assets	$119,995.2	$119,942.9	—%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$15,153.5	$15,782.4	(4)%
Savings Certificates and Other Time	1,457.1	1,540.5	(5)
Non-U.S. Offices - Interest-Bearing	53,823.8	52,909.9	2
Total Interest-Bearing Deposits	70,434.4	70,232.8	—
Short-Term Borrowings	4,908.6	3,704.0	33
Senior Notes	1,497.3	1,497.2	—
Long-Term Debt	1,394.3	1,362.3	2
Floating Rate Capital Debt	277.3	277.3	—
Total Interest-Related Funds	78,511.9	77,073.6	2
Demand and Other Noninterest-Bearing Deposits	29,501.5	30,455.1	(3)
Other Liabilities	3,197.3	3,664.9	(13)
Total Liabilities	111,210.7	111,193.6	—
Common Equity	8,396.0	8,360.8	—
Preferred Equity	388.5	388.5	—
Total Equity	8,784.5	8,749.3	—
Total Liabilities and Stockholders' Equity	$119,995.2	$119,942.9	—%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	THIRD QUARTER
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,080.4	$923.1	17%
Interest-Bearing Due from and Deposits with Banks (**)	15,828.1	16,288.3	(3)
Federal Reserve Deposits	12,721.3	15,914.3	(20)
Securities
U.S. Government	5,034.6	3,031.9	66
Obligations of States and Political Subdivisions	103.3	148.5	(30)
Government Sponsored Agency	16,198.2	17,385.6	(7)
Other (***)	16,705.0	13,019.4	28
Total Securities	38,041.1	33,585.4	13
Loans and Leases	33,138.3	30,256.4	10
Total Earning Assets	100,809.2	96,967.5	4
Allowance for Credit Losses Assigned to Loans and Leases	(256.0)	(273.4)	(6)
Cash and Due from Banks	2,683.5	2,783.0	(4)
Buildings and Equipment	435.6	445.6	(2)
Client Security Settlement Receivables	1,031.8	820.8	26
Goodwill	532.4	541.9	(2)
Other Assets	4,687.6	3,959.3	18
Total Assets	$109,924.1	$105,244.7	4%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$15,168.4	$15,019.0	1%
Savings Certificates and Other Time	1,487.0	1,902.9	(22)
Non-U.S. Offices - Interest-Bearing	50,107.9	48,725.5	3
Total Interest-Bearing Deposits	66,763.3	65,647.4	2
Short-Term Borrowings	3,878.5	4,860.3	(20)
Senior Notes	1,497.2	1,496.8	—
Long-Term Debt	1,374.3	1,636.5	(16)
Floating Rate Capital Debt	277.3	277.2	—
Total Interest-Related Funds	73,790.6	73,918.2	—
Demand and Other Noninterest-Bearing Deposits	24,263.7	20,069.8	21
Other Liabilities	3,159.3	2,971.2	6
Total Liabilities	101,213.6	96,959.2	4
Common Equity	8,322.0	8,044.7	3
Preferred Equity	388.5	240.8	61
Total Equity	8,710.5	8,285.5	5
Total Liabilities and Stockholders' Equity	$109,924.1	$105,244.7	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	THIRD	SECOND
($ In Millions)	QUARTER	QUARTER
	2015	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,080.4	$1,041.9	4%
Interest-Bearing Due from and Deposits with Banks (**)	15,828.1	16,920.6	(6)
Federal Reserve Deposits	12,721.3	14,992.1	(15)
Securities
U.S. Government	5,034.6	4,789.1	5
Obligations of States and Political Subdivisions	103.3	112.2	(8)
Government Sponsored Agency	16,198.2	16,821.7	(4)
Other (***)	16,705.0	16,207.0	3
Total Securities	38,041.1	37,930.0	—
Loans and Leases	33,138.3	32,921.4	1
Total Earning Assets	100,809.2	103,806.0	(3)
Allowance for Credit Losses Assigned to Loans and Leases	(256.0)	(260.0)	(2)
Cash and Due from Banks	2,683.5	2,142.9	25
Buildings and Equipment	435.6	446.5	(2)
Client Security Settlement Receivables	1,031.8	945.0	9
Goodwill	532.4	531.1	—
Other Assets	4,687.6	4,079.6	15
Total Assets	$109,924.1	$111,691.1	(2)%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$15,168.4	$15,705.4	(3)%
Savings Certificates and Other Time	1,487.0	1,779.5	(16)
Non-U.S. Offices - Interest-Bearing	50,107.9	49,291.8	2
Total Interest-Bearing Deposits	66,763.3	66,776.7	—
Short-Term Borrowings	3,878.5	4,404.8	(12)
Senior Notes	1,497.2	1,497.1	—
Long-Term Debt	1,374.3	1,380.2	—
Floating Rate Capital Debt	277.3	277.3	—
Total Interest-Related Funds	73,790.6	74,336.1	(1)
Demand and Other Noninterest-Bearing Deposits	24,263.7	25,558.4	(5)
Other Liabilities	3,159.3	3,188.7	(1)
Total Liabilities	101,213.6	103,083.2	(2)
Common Equity	8,322.0	8,219.4	1
Preferred Equity	388.5	388.5	—
Total Equity	8,710.5	8,607.9	1
Total Liabilities and Stockholders' Equity	$109,924.1	$111,691.1	(2)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2015			2014
($ In Millions Except Per Share Data)	QUARTERS			QUARTERS
	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$749.1	$756.8	$727.5	$728.2	$718.2
Other Noninterest Income	137.5	247.9	146.4	138.0	111.4
Net Interest Income	268.9	251.2	260.6	263.9	249.3
Total Revenue	1,155.5	1,255.9	1,134.5	1,130.1	1,078.9
Provision for Credit Losses	(10.0)	(10.0)	(4.5)	3.0	—
Noninterest Expense	812.3	854.5	789.0	781.3	774.7
Income before Income Taxes	353.2	411.4	350.0	345.8	304.2
Provision for Income Taxes	118.6	142.2	119.3	101.8	99.7
Net Income	$234.6	$269.2	$230.7	$244.0	$204.5

Per Common Share
Net Income - Basic	$0.97	$1.11	$0.95	$0.98	$0.85
- Diluted	0.96	1.10	0.94	0.98	0.84
Cash Dividends Declared per Common Share	0.36	0.36	0.33	0.33	0.33
Book Value (EOP)	36.31	35.91	35.22	34.54	34.62
Market Value (EOP)	68.16	76.46	69.65	67.40	68.03

Financial Ratios
Return on Average Common Equity	10.91%	12.85%	11.28%	11.47%	10.09%
Return on Average Assets	0.85	0.97	0.87	0.90	0.77
Net Interest Margin (GAAP)	1.06	0.97	1.07	1.05	1.02
Net Interest Margin (FTE)	1.08	1.00	1.10	1.08	1.05

Capital Ratios
Standardized Approach
Common Equity Tier 1	10.4%	10.7%	10.5%	12.5%	12.8%
Tier 1	11.0	11.2	11.1	13.3	13.6
Total	12.8	13.2	13.1	15.5	16.0
Tier 1 Leverage	7.8	7.6	7.8	7.8	7.9

Advanced Approach
Common Equity Tier 1	12.4%	12.0%	11.8%	12.4%	12.7%
Tier 1	13.0	12.6	12.4	13.2	13.4
Total	14.8	14.4	14.2	15.0	15.3
Tier 1 Leverage	7.8	7.6	7.8	n/a	n/a
Supplementary Leverage	6.4	6.3	6.4	n/a	n/a

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,460.6	$5,652.6	$5,566.2	$5,453.1	$5,403.1
Wealth Management	495.8	524.4	524.6	515.7	507.2
Total Assets Under Custody	$5,956.4	$6,177.0	$6,090.8	$5,968.8	$5,910.3

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$661.5	$713.6	$727.0	$709.6	$702.9
Wealth Management	225.3	232.0	233.1	224.5	220.4
Total Assets Under Management	$886.8	$945.6	$960.1	$934.1	$923.3

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$198.6	$208.7	$219.6	$215.7	$220.5
Other Real Estate Owned (OREO)	8.9	10.1	8.5	16.6	10.7
Total Nonperforming Assets	$207.5	$218.8	$228.1	$232.3	$231.2
Nonperforming Assets / Loans and Leases and OREO	0.62%	0.66%	0.70%	0.73%	0.75%
Gross Charge-offs	$11.9	$6.1	$7.5	$8.2	$8.6
Less: Gross Recoveries	2.5	3.5	2.9	2.8	3.4
Net Charge-offs	$9.4	$2.6	$4.6	$5.4	$5.2
Net Charge-offs (Annualized) to Average Loans and Leases	0.11%	0.03%	0.06%	0.07%	0.07%
Allowance for Credit Losses Assigned to Loans and Leases	$242.2	$257.3	$259.0	$267.0	$269.4
Allowance to Nonperforming Loans and Leases	1.2x	1.2x	1.2x	1.2x	1.2x
Allowance for Other Credit-Related Exposures	$12.5	$16.9	$27.7	$28.9	$28.9